EXHIBIT 99.2

April 20, 2023

British Columbia Securities Commission
Alberta Securities Commission
Financial and Consumer Affairs Authority of Saskatchewan
The Manitoba Securities Commission
Ontario Securities Commission
Autorité des marchés financiers (Québec)
Financial and Consumer Services Commission (New Brunswick)
Nova Scotia Securities Commission
Financial Services Regulation Division, Service Newfoundland and Labrador
Office of the Superintendent of Securities (Government of Prince Edward Island)
Office of the Superintendent of Securities (Government of the Northwest Territories)
Office of the Superintendent of Securities (Government of Yukon)
Office of the Superintendent of Securities (Government of Nunavut)

Dear Ladies and Gentlemen:

We have read the statements made by Jushi Holdings Corp. in the attached copy of change of auditor’s notice dated April 20, 2023, which we understand will be filed pursuant to Section 4.11 of national Instrument 51-102.
We agree with the statements in the change of auditor notice dated April 20, 2023.

Sincerely,